Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Incentive Award Plan of Bloomin’ Brands, Inc. of our report dated January 8, 2014, with respect to the consolidated financial statements of PGS Consultoria e Serviços Ltda. appearing in the Current Report on Form 8-K/A filed by Bloomin’ Brands, Inc. on January 17, 2014.

São Paulo, Brazil, February 28, 2014

ERNST & YOUNG
Auditores Independentes S.S.
CRC - 2SP015199/O-6

/s/ Julio Braga Pinto
Julio Braga Pinto
Accountant CRC-1SP209957/O-2